                                                                      EXHIBIT 99

(PSYCHIATRIC SOLUTIONS, INC.)
PSI


CONTACT:
Brent Turner
Vice President, Treasurer and
Investor Relations
(615) 312-5700


                PSYCHIATRIC SOLUTIONS REPORTS FOURTH QUARTER AND
                             FULL YEAR 2002 RESULTS
                          ----------------------------
     EARNS $0.47 PER DILUTED SHARE FOR 2002 ON FULLY TAXED PRO FORMA BASIS,
                          EXCLUDING NONRECURRING GAINS
                          ----------------------------
             PRO FORMA REVENUES FOR 2002 INCREASE TO $141.1 MILLION


FRANKLIN, Tenn. (March 13, 2003) - Psychiatric Solutions, Inc. ("PSI") (Nasdaq:
PSYS) today announced financial results for the fourth quarter and year ended December 31, 2002.

         Revenue for the fourth quarter increased 82.2% to $35,822,000 from $19,661,000 for the fourth quarter of 2001. EBITDA (earnings before interest, taxes, depreciation and amortization) was $3,462,000, up 76.7% from $1,959,000. Income from continuing operations for the fourth quarter of 2002 was $2,466,000, or $0.30 per diluted share, up from $169,000, or $0.03 per diluted share, for the fourth quarter of 2001. Net income for the quarter was $2,466,000, or $0.30 per diluted share, compared with a net loss for the fourth quarter of 2001 of $1,125,000, or $0.21 per diluted share.

         Revenue for 2002 increased 158.9% to $113,912,000 from $43,999,000 for
2001. EBITDA grew 105.9% to $12,011,000 from $5,832,000. Income from continuing operations for 2002 increased 155.2% to $5,684,000 from income from continuing operations, before extraordinary item, for 2001 of $2,227,000. Income from continuing operations per diluted share rose 104.8% to $0.86 from income from continuing operations, before extraordinary item, per diluted share of $0.42. Net income for 2002 was $5,684,000, up 120.5% from $2,578,000 for 2001, and net income per diluted share rose 75.5% to $0.86 from $0.49.

         PSI's fully taxed pro forma net income, excluding nonrecurring items, was $4,005,000, or $0.47 per diluted share, for 2002, and pro forma EBITDA, excluding nonrecurring items, was $15,345,000. Fully taxed pro forma results assume both that PSI's mergers with PMR Corporation and with Riveredge Hospital, which were effective August 5, 2002 and July 1, 2002, respectively, were effective January 1, 2002, and that PSI paid income tax using an effective rate of 40%. The nonrecurring items include a gain of $1,964,000 ($1,178,000 after tax) in recoveries of allowance for doubtful accounts from PMR's collection of fully reserved accounts receivable and a gain of $609,000 ($365,000 after tax) related to PMR's sales of assets prior to the merger with PSI. Pro forma revenue for 2002 was $141,075,000.



                                     -MORE-

PSYS Reports Fourth Quarter Results
Page 2
March 13, 2003


         Joey Jacobs, Chairman, President and Chief Executive Officer of PSI, remarked, "PSI's strong profitable growth for the fourth quarter and all 2002, which met our expectations, reflects our acquisition and integration of five inpatient psychiatric facilities since September 2001. These acquisitions, as well as our recent definitive agreement to acquire six additional inpatient facilities, illustrate the substantial growth opportunities we see in the inpatient behavioral health services industry. After a capacity contraction in the 1990s, management believes that the industry's key metrics, such as length of stay, admissions and average reimbursement rates have stabilized or are improving. We believe that PSI, the only public company focused exclusively on inpatient behavioral health services, is well positioned to meet the growing demand for inpatient behavioral health services, and our long-term goal is to become the country's leading provider of these services.

         "The Company's growth objectives are based primarily on two strategies. First, we are focused on growing our existing business in both our Company-owned inpatient facilities and our psychiatric unit management contracts. One of our core acquisition parameters is that we have an opportunity to produce revenue growth and margin improvement at any acquired facility through, among other things, the introduction of new programs, the recruitment of additional inpatient psychiatrists and more intensive marketing. Consistent with this parameter, we were encouraged by the 8% comparable-quarter growth in admissions for the fourth quarter produced by our five existing inpatient facilities, despite the relatively brief time we have had to implement our programs in these facilities.

         "Our second growth strategy is to continue to evaluate acquisition opportunities, with a long-term goal of acquiring four to six inpatient facilities per year. We recently announced a definitive agreement to acquire six facilities from The Brown Schools, which produced combined revenue of approximately $76 million for 2002 and which would bring approximately 790 inpatient beds to the Company, more than doubling our current beds in operation. Consummation of the transaction, which is subject to customary closing conditions, is anticipated to be effective on April 1, 2003. With regard to one of these facilities, we have been notified that certain regulatory issues may not be resolved until mid April, and therefore, the acquisition of this particular facility will not be completed until such issues are resolved."

         Mr. Jacobs concluded, "We believe the definitive agreement with The Brown Schools provides further validation of the consolidation opportunity evident in the inpatient behavioral health industry. We continue to evaluate additional potential transactions that we believe will contribute to our achieving the Company's long-term financial and operational goals. Assuming the successful closing of The Brown Schools transaction, we expect to achieve fully taxed earnings per diluted share, excluding nonrecurring items, for 2003 of $0.55 to $0.60. This guidance includes the impact of the Company's recently announced $25 million Convertible Preferred Stock transaction, which, when funded on March 31, 2003, and June 30, 2003, will add approximately 4.5 million additional common stock equivalents to our diluted shares outstanding."

         The statements contained in this press release regarding future acquisitions, existing business growth and projected earnings are forward-looking statements and are subject to and dependent not only on PSI's continued execution of its goals, but also on risks and uncertainties listed below that


                                     -MORE-

PSYS Reports Fourth Quarter Results
Page 3
March 13, 2003



could cause actual results, performance or developments to differ materially from those expressed or implied by these forward-looking statements.

         PSI will hold a conference call to discuss this release on March 14, 2003, at 9:00 a.m. Central time. Participants will have the opportunity to listen to the conference call over the Internet by going to www.psysolutions.com and clicking Investor Relations or by going to www.streetevents.com or www.companyboardroom.com. Participants are encouraged to go to the selected web sites at least 15 minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available at these sites shortly after the call through the end of business on March 20, 2003.

         This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include statements regarding intent, belief or current expectations of PSI and its management. Such forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause PSI's actual results to differ materially from the results discussed in the forward-looking statements. Risks and uncertainties that might cause such differences include, but are not limited to: (1) potential competition which alters or impedes PSI's acquisition strategy by decreasing PSI's ability to acquire additional facilities on favorable terms; (2) the ability of PSI to improve the operations of acquired facilities; (3) the ability to maintain favorable and continuing relationships with physicians who use PSI's facilities;
(4) the limited operating history of PSI; (5) the ability to receive timely additional financing on terms acceptable to PSI to fund PSI's acquisition strategy and capital expenditure needs; (6) risks inherent to the healthcare industry, including the impact of unforeseen changes in regulation, reimbursement rates from federal and state healthcare programs or managed care companies and exposure to claims and legal actions by patients and others; and
(7) potential difficulties in integrating the operations of PSI with PMR. The forward-looking statements herein are qualified in their entirety by the risk factors set forth in PSI's joint proxy statement/prospectus on Form S-4, dated July 11, 2002, under the caption "Risk Factors." A copy of the Form S-4 may be obtained from the Public Reference Branch of the SEC at 450 Fifth Street NW, Washington, DC at prescribed rates. PSI undertakes no obligation to update any forward-looking statements, whether as a result of news information, future events or otherwise.

         Psychiatric Solutions, Inc. offers an extensive continuum of behavioral health programs to critically ill children, adolescents and adults through its ownership and operation of freestanding psychiatric inpatient facilities and its management of psychiatric units within general acute care hospitals. PSI currently owns and operates five freestanding facilities and manages 49 psychiatric units.




                                     -MORE-

PSYS Reports Fourth Quarter Results
Page 4
March 13, 2003


    UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENT OF EARNINGS
                        OF PMR AND PSYCHIATRIC SOLUTIONS
                      TWELVE MONTHS ENDED DECEMBER 31, 2002
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                             PSI             HISTORICAL        PRO FORMA           PRO FORMA
                                                          PRO FORMA(1)          PMR           ADJUSTMENTS           COMBINED
                                                          ------------       ----------       -----------          ---------
Revenue                                                     $ 128,064         $ 13,011         $     --            $ 141,075
                                                            ---------         --------         --------            ---------
Expenses:
    Salaries, wages and employee benefits                      69,966            1,513               --               71,479
    Professional fees                                          15,644            1,814           (1,044) (2)          16,414
    Rentals and leases                                            922              264               --                1,186
    Other operating expenses                                   23,227            9,532               --               32,759
    Provision for (recovery of) doubtful accounts               3,892           (1,964)              --                1,928
    Depreciation and amortization                               1,910              181               --                2,091
    Special charge                                                 --            1,425           (2,034) (3)            (609)
                                                            ---------         --------         --------            ---------
        Total expenses                                        115,561           12,765           (3,078)             125,248
Interest expense                                               (7,114)              (4)              --               (7,118)
Other income - interest                                            --              209             (209) (4)              --
                                                            ---------         --------         --------            ---------
Earnings from continuing operations before taxes                5,389              451            2,869                8,709
Provision (benefit) for taxes                                    (962)          (3,255)           3,255  (5)            (962)
                                                            ---------         --------         --------            ---------
Net earnings from continuing operations                     $   6,351         $  3,706         $   (386)           $   9,671
                                                            =========         ========         ========            =========

Net earnings per common share from continuing operations:
        Basic                                               $    0.82         $   0.48                             $    1.25
                                                            =========         ========                             =========
        Diluted (6)                                         $    0.78         $   0.47                             $    1.16
                                                            =========         ========                             =========
Shares used in computing earnings per share:
    Basic                                                       7,712            7,712                                 7,712
    Diluted (6)                                                 8,584            8,584                                 8,584

ADJUSTED PRO FORMA COMBINED

Net earnings from continuing operations                                                                            $   8,709
    Collection of accounts receivable                                                                                 (1,964)
    Gain on sale of assets                                                                                              (609)
                                                                                                                   ---------
Net earnings from continuing operations, excluding nonrecurring items                                                  6,136
    Income taxes at 40%                                                                                                2,455
                                                                                                                   ---------
Fully taxed net earnings from continuing operations, excluding nonrecurring items                                      3,681
Add interest on convertible debt                                                                                         324
                                                                                                                   ---------
Numerator used in computing fully taxed net earnings from continuing operations, excluding nonrecurring
    nonrecurring items per diluted share                                                                           $   4,005
                                                                                                                   =========
Fully taxed net earnings from continuing operations, excluding nonrecurring items
    per diluted share                                                                                              $    0.47
                                                                                                                   =========
Shares used in computing diluted earnings per share                                                                    8,584

(1) Includes 6 months pro forma income statement for Riveredge Hospital, acquired effective 7/1/02, as stated in the 8-K/A dated 10/7/02.
(2) To eliminate merger transaction related costs incurred in the 3rd quarter.
(3) To eliminate the effect of severance payments to former PMR employees made as a result of the PSI acquisition.
(4) To reflect lost interest income due to reduction in cash, cash equivalents and short-term investments balances.
(5) To eliminate PMR tax benefit. PMR tax net operating loss carryforwards will be subject to limitation under change in ownership provisions of Internal Revenue Code Section 382 and, as a result, the ability to recognize the tax net operating losses will be dependent upon future earnings of the company.
(6) Diluted earnings per share is increased by convertible interest of $324 for 2002, divided by diluted weighted average shares outstanding. Diluted weighted average shares outstanding includes the dilutive effect of convertible debt, stock options and warrants outstanding.

                                     -MORE-

PSYS Reports Fourth Quarter Results
Page 5
March 13, 2003


                           PSYCHIATRIC SOLUTIONS, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                   (IN THOUSANDS EXCEPT FOR PER SHARE AMOUNTS)


                                                              THREE MONTHS ENDED             TWELVE MONTHS ENDED
                                                                  DECEMBER 31,                  DECEMBER 31,
                                                           ------------------------       ------------------------
                                                             2002           2001             2002           2001
                                                           --------       ---------       ---------       --------
                                                                  (Unaudited)
Revenue                                                    $ 35,822       $  19,661       $ 113,912       $ 43,999

Salaries, wages and employee benefits                        17,701          11,906          62,326         26,183
Professional fees                                             4,089           3,157          14,373          7,039
Rentals and leases                                              233             153             870            328
Other operating expenses                                      8,694           2,149          20,651          3,955
Provision for bad debts                                       1,643             337           3,681            662
Depreciation and amortization                                   548             211           1,770            945
Interest expense                                              1,476           1,579           5,564          2,660
                                                           --------       ---------       ---------       --------
                                                             34,384          19,492         109,235         41,772
                                                           --------       ---------       ---------       --------
Income from continuing operations before income taxes         1,438             169           4,677          2,227
Provision for (benefit from) income taxes                    (1,028)             --          (1,007)            --
                                                           --------       ---------       ---------       --------
Income from continuing operations                             2,466             169           5,684          2,227
Income (loss) from discontinued operations                       --             (57)             --          1,588
                                                           --------       ---------       ---------       --------
Net income before extraordinary item                          2,466             112           5,684          3,815
Loss from early retirement of debt                               --          (1,237)             --         (1,237)
                                                           --------       ---------       ---------       --------
Net income (loss)                                          $  2,466       $  (1,125)      $   5,684       $  2,578
                                                           ========       =========       =========       ========

Basic earnings per share:
     Income from continuing operations                     $   0.32       $    0.03       $    0.93       $   0.44
     Income (loss) from discontinued operations                  --           (0.01)             --           0.32
     Loss from early retirement of debt                          --           (0.25)             --          (0.25)
                                                           --------       ---------       ---------       --------
Net income (loss)                                          $   0.32       $   (0.23)      $    0.93       $   0.51
                                                           ========       =========       =========       ========

Diluted earnings per share:(1)
     Income from continuing operations                     $   0.30       $    0.03       $    0.86       $   0.42
     Income (loss) from discontinued operations                  --           (0.01)             --           0.30
     Loss from early retirement of debt                          --           (0.23)             --          (0.23)
                                                           --------       ---------       ---------       --------
Net income (loss)                                          $   0.30       $   (0.21)      $    0.86       $   0.49
                                                           ========       =========       =========       ========

Shares used in computing per share amounts:
     Basic                                                    7,736           4,996           6,111          5,010
     Diluted(2)                                               8,628           5,291           6,986          5,309

(1) Diluted earnings per share is increased by convertible interest of $81 for the fourth quarter of 2002 and 2001 and $324 for 2002.
(2) Diluted weighted average shares outstanding includes the dilutive effect of convertible debt, stock options and warrants outstanding.


                                     -MORE-

PSYS Reports Fourth Quarter Results
Page 6
March 13, 2003

                           PSYCHIATRIC SOLUTIONS, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)


                                                                   DECEMBER 31,
                                                               ------------------
                                                                2002       2001
                                                               -------    -------
                                      ASSETS

Current assets:
     Cash                                                      $ 2,392    $ 1,262
     Accounts receivable, net                                   19,473     17,477
     Prepaids and other                                          2,219        819
                                                               -------    -------
Total current assets                                            24,084     19,558
Property and equipment, net                                     33,547     17,980
Cost in excess of net assets acquired                           28,822     15,208
Other assets                                                     3,685      1,548
                                                               -------    -------
Total assets                                                   $90,138    $54,294
                                                               =======    =======

                       LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
     Accounts payable and accrued expenses                     $14,645    $ 7,795
     Revolving line of credit                                    5,383     11,150
     Current portion of long-term debt                           1,687      4,237
                                                               -------    -------
Total current liabilities                                       21,715     23,182
Long-term debt, less current portion                            36,752     20,951
Deferred tax liability and other liabilities                     1,122        923
                                                               -------    -------
Total liabilities                                               59,589     45,056

Total stockholders' equity                                      30,549      9,238
                                                               -------    -------
Total liabilities and stockholders' equity                     $90,138    $54,294
                                                               =======    =======

                                      -END-